SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the
                                         Commission Only
                                         (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


              International Telecommunication Data Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)



Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials:


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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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


              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.


                              225 High Ridge Road
                          Stamford, Connecticut 06905


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, May 19, 1999 at 10:00 a.m. at the offices of the Corporation, 225 High Ridge Road, Stamford, Connecticut (the "Meeting") for the purpose of considering and voting upon the following matters:

   1. To elect two Class III Directors for the ensuing three years;

   2. To ratify the selection of Ernst & Young LLP as the Corporation's independent auditors for the current year; and

   3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Wednesday, March 31, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,



                                          PETER L. MASANOTTI, Secretary

April 12, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.


                              225 High Ridge Road
                          Stamford, Connecticut 06905


                                PROXY STATEMENT
                      For Annual Meeting of Stockholders
                            To Be Held May 19, 1999


                               ----------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Telecommunication Data Systems, Inc. (the "Corporation") at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 1999 at 10:00 a.m. at the offices of the Corporation, 225 High Ridge Road, Stamford, Connecticut and at any adjournment of that meeting (the "Meeting").


     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.


     On March 31, 1999, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 17,341,894 shares of Common Stock of the Corporation, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.


     A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998, which contains financial statements and other information of interest to stockholders and accompanies this Notice and Proxy Statement, is being mailed to stockholders on or about April 12, 1999.


Votes Required

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.


     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of the Class III Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the ratification of the appointment of the Corporation's independent auditors.


     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the Class III Directors or the ratification of the appointment of independent auditors.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information as of December 31, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Corporation, (iii) the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below, and (iv) the directors and executive officers of the Corporation as a group.


                                                                                       Amount and Nature
                                                                                   of Beneficial Ownership(2)
                                                                             --------------------------------------
                            Name and Address(1)
                            of Beneficial Owner                               Number of Shares     Percent of Class
--------------------------------------------------------------------------   ------------------   -----------------
Essex Investment Management Company (3) ..................................        1,123,680               6.5%
 125 High Street
 Boston, MA 02110
Dresdner RCM Global Investors LLC (4) ....................................        1,255,875               7.3%
 Dresdner Bank AG
 4 Embarcadero Center
 San Francisco, CA 94111
Peter P. Bassermann (5) ..................................................           46,875                 *
Lewis D. Bakes (6) .......................................................          803,433               4.6%
Stuart L. Bell (7) .......................................................           52,500                 *
Samuel L. Jacob ..........................................................            1,500                 *
Harvey M. Krueger (8) ....................................................          600,000               3.4%
Paul K. Kothari (9) ......................................................           28,125                 *
Peter L. Masanotti (10) ..................................................           89,608                 *
Stephen J. Saft (11) .....................................................           11,625                 *
Susan L. Yezzi (12) ......................................................           18,750                 *
All directors and executive officers as a group (10 persons) (13) ........        1,705,600               9.7%

----------------
 * Less than 1%
 (1) The address of each person for whom no address is included in the table is 225 High Ridge Road, Stamford, Connecticut 06905.

 (2) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 31, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is the beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. Percentage of Class is based on 17,313,231 shares of Common Stock outstanding as of December 31, 1998, plus any shares which the person in question has the right to acquire within 60 days after December 31, 1998.

 (3) According to Schedule 13G/A filed with the Securities and Exchange Commission, Essex Investment Management Company has sole voting power over 945,569 shares and sole disposition power over 1,123,680 shares.

 (4) According to Schedule 13G filed with the Securities and Exchange Commission, Dresdner RCM Global Investors LLC ("Dresdner"), which has sole voting power over 833,675 shares and sole investment power over 1,255,875 shares, is an investment adviser and wholly owned subsidiary of Dresdner Bank AG, also an investment advisor. Dresdner Bank AG has beneficial ownership of the shares only to the extent that it is deemed to beneficially own shares beneficially owned by Dresdner.

 (5) Represents 46,875 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.

(6) Includes 792,868 shares beneficially owned by Mr. Bakes's wife, including 40,000 shares held in trust of which Mr. Bakes is a contingent beneficiary and 10,565 shares held by or in trust for the benefit of his children. Mr. Bakes disclaims beneficial ownership of all of such shares.

(7) Includes 22,500 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.

(8) Represents 600,000 shares beneficially owned by Lehman Brothers, Inc. as to which shares Mr. Krueger disclaims beneficial ownership. Mr. Krueger is the Vice Chairman of Lehman Brothers, Inc.

 (9) Represents 28,125 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998. Mr. Kothari resigned as Chief Financial Officer of the Corporation effective February 16, 1999.

(10) Includes 29,608 shares beneficially owned by Mr. Masanotti's wife, as to which shares Mr. Masanotti disclaims beneficial ownership and 55,000 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.

(11) Includes 2,250 shares beneficially owned by Mr. Saft's wife, as to which shares Mr. Saft disclaims beneficial ownership and 9,375 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.

(12) Represents 18,750 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.

(13) Includes 211,375 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1998.


                             ELECTION OF DIRECTORS

     The Corporation has a classified Board of Directors consisting of two Class I Directors, three Class II Directors, and two Class III Directors. The term of office of the Class III Directors expires at the 1999 Annual Meeting. The Class I and Class II Directors will serve until the annual meeting of stockholders to be held in 2000 and 2001, respectively, and until their successors are elected and qualified. The Board of Directors proposes that the nominees described below, both of whom are currently serving as Class III Directors, be elected to a new term of three years and until their successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect, as Class III Directors, Samuel L. Jacob and Peter L. Masanotti, the nominees named below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each member of the Board of Directors, including those who are nominees for election as Class III Directors, listed below is information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director, his age as of March 1, 1999 and length of service as a director of the Corporation.

                                 Director   Principal Occupation, Other Business Experience
         Name            Age      Since     During Past Five Years and Other Directorships
---------------------   -----   ---------   ---------------------------------------------------------------
Directors Whose Terms Expire in 1999 (Class III Directors)
Peter L. Masanotti       44       1997      Acting Chief Financial Officer since 1999; Executive Vice
                                            President since 1998; Vice President and General Counsel of the Corporation since 1996; Attorney with Kleban & Samor,
                                            P.C. from 1980 to 1996.

Samuel L. Jacob          43       1998      Managing Director of Banker's Trust Company and head of BT
                                            Alex. Brown Incorporated, its investment banking arm; held various positions in Sales and Trading, Derivatives and Global
                                            Institutional Services since joining Banker's Trust in 1983.

Directors Whose Terms Expire in 2001 (Class II Directors)

Lewis D. Bakes           41       1990      Chairman of the Board since February 1998; Executive Vice
                                            President, Chief Operating Officer and Secretary of the
                                            Corporation from its inception until February 16, 1999.

Peter P. Bassermann      49       1997      President and Chief Executive Officer of the Corporation since
                                            1997; President of SNET Mobility of Southern New England
                                            Telecommunications Corporation, a wireless carrier, from 1987 to 1997.

Harvey M. Krueger        69       1998      Vice Chairman of Lehman Brothers, Inc. and its predecessor company since 1959; Director of each of Automatic Data
                                            Processing, Inc., a payroll processing company, R.G. Barry
                                            Corporation, a footwear company, Chaus, Inc., a women's
                                            apparel company, Electric Fuel Corporation and Stockton
                                            Group, an investment company.

Directors Whose Terms Expire in 2000 (Class I Directors)

Stuart L. Bell           45       1996      Director of Harbinger Corporation, an electronic commerce
                                            company, since 1995; Chairman of the Board of Innovative
                                            Medical Research, Inc., a medical research company, from 1995 to 1998; Executive Vice President, Office of the President, of
                                            Cendant Corporation, formerly CUC International, a
                                            membership services company from 1981 to 1995.

Stephen J. Saft          54       1997      Attorney with Kleban & Samor, P.C. since 1979.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings
     The Board of Directors met four times during 1998. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

     The standing Audit Committee of the Board of Directors is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Corporation's financial statements. The Audit Committee met three times during 1998. The current members of the Audit Committee are Messrs. Bell, Saft, Krueger and Jacob.

     The standing Compensation Committee of the Board of Directors is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of the Corporation's executive officers. The

Compensation Committee met twice during 1998, in addition to participating in discussions concerning compensation with the entire Board of Directors. The current members of the Compensation Committee are Messrs. Bell, Saft, Krueger and Jacob.

Director Compensation
     Directors who are employees of the Corporation are not entitled to compensation in their capacities as directors but are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings. "Non-employee directors" are compensated at the rate of $2,500 per quarter. For 1998, Messrs. Saft and Bell were entitled to receive $10,000 each and Messrs. Jacobs and Krueger were entitled to $5,000 each. Non-employee directors are not entitled to additional expense reimbursement.

     On April 13, 1998, the Corporation granted to each of Messrs. Bell and Saft an option to purchase up to 25,000 shares of Common Stock at an exercise price of $26.75 per share. The options become exercisable in four equal annual installments beginning April 13, 1999. On April 13, 1998, the Corporation also granted to Mr. Bakes an option to purchase up to 170,000 shares of Common Stock, Mr. Bassermann an option to purchase up to 100,000 shares of Common Stock and Mr. Masanotti an option to purchase up to 75,000 shares of Common Stock each at an exercise price of $26.75 per share. The options become exercisable in four equal annual installments beginning April 13, 1999.

     On June 16, 1998, the Corporation granted to each of Messrs. Krueger and Jacob an option to purchase up to 25,000 shares of Common Stock at an exercise price of $24.375 per share. The options become exercisable in four equal annual installments beginning June 16, 1999.

Compensation of Executive Officers

 Employment Agreements
     The Corporation has an employment agreement with Lewis D. Bakes, Chairman of the Board, dated January 1, 1998 which is effective until December 31, 2000 unless earlier terminated or automatically renewed for additional one-year terms. The agreement provides for an annual base salary of $275,000 (plus increases determined in the discretion of the Corporation and performance bonuses to be determined in the discretion of the Board of Directors). Mr. Bakes is bound by a covenant not to compete during his employment with the Corporation and for one year thereafter. Upon a Change in Control, as defined in the agreement, Mr. Bakes is entitled to receive a lump sum payment equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation has an employment agreement with Peter P. Bassermann, President and Chief Executive Officer, dated September 3, 1997, as amended on January 1, 1998. The agreement provides for an annual base salary of $275,000 per annum (plus performance bonuses to be determined in the discretion of the Board of Directors). The agreement will continue in full force and effect until December 31, 2000 unless sooner terminated or renewed for additional one-year terms by agreement of the parties. The agreement contains a covenant not to compete which is effective during Mr. Bassermann's employment with the Corporation and for one year thereafter. Upon execution of the agreement, Mr. Bassermann was granted options to purchase 150,000 shares of Common Stock. Upon a Change in Control, as defined in the agreement, Mr. Bassermann is entitled to receive a lump sum payment in an amount equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation, through its wholly-owned subsidiary ITDS Intelicom Services, Inc., has an employment agreement, dated as of December 23, 1997, as amended, with Susan L. Yezzi, Chief Operating Officer. The agreement, which is effective until January 31, 2001, unless sooner terminated as provided therein, provides for an annual base salary of $225,000 per year (plus performance bonuses to be determined in the discretion of the Board of Directors). The agreement also provides for an initial grant of an option to purchase 75,000 shares of Common Stock and a signing bonus of $125,000. The agreement also contains a non-competition provision pursuant to which Ms. Yezzi is prohibited from competing with the Corporation during her employment with the Corporation and for one year thereafter. Upon a Change in Control of the Corporation, as defined in the agreement, Ms. Yezzi is entitled to receive a lump sum payment equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation has entered into an employment agreement with Peter L. Masanotti, Executive Vice President, General Counsel and acting Chief Financial Officer, dated July 5, 1996, as amended on August 1, 1997 and January 1, 1998. The agreement is effective until December 31, 2000 unless earlier terminated or automatically renewed for additional one-year terms, and provides that Mr. Masanotti will receive an annual base salary of $250,000 (plus increases determined in the discretion of the Corporation and performance bonuses to be determined in the discretion of the Board of Directors). Mr. Masanotti may not compete with the Corporation during his employment with the Corporation and for one year thereafter. Upon a Change in Control of the Corporation, as defined in the agreement, Mr. Masanotti is entitled to receive a lump sum payment in an amount equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation, through its wholly-owned subsidiary, ITDS Intelicom Services, Inc. has an employment agreement with Paul K. Kothari, Chief Financial Officer, dated as of December 29, 1997. The agreement, which would have been effective until February 8, 2000 but for its early termination, provided for an annual base salary of $230,000 per year (plus performance bonuses to be determined in the discretion of the Board of Directors). The agreement also provided for an initial grant of an option to purchase 112,500 shares of Common Stock and a signing bonus of $200,000. The agreement also contains a non-competition provision pursuant to which Mr. Kothari is prohibited from competing with the Corporation until February 16, 2000. Mr. Kothari resigned from his position as Chief Financial Officer effective February 16, 1999.

 Summary Compensation Table

     The following table sets forth the compensation for the fiscal years ended December 31, 1996, 1997 and 1998 for the Corporation's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in 1998 (the Chief Executive Officers and such other executive officers are hereinafter referred to as the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE


                                                      Annual                         Long-Term
                                                   Compensation                 Compensation Awards
                                            --------------------------   ---------------------------------
                                                                             Restricted        Securities      All Other
                                  Fiscal                                       Stock           Underlying     Compensation
  Name and Principal Position      Year      Salary ($)     Bonus ($)        Awards ($)       Options (#)         ($)
------------------------------   --------   ------------   -----------   -----------------   -------------   -------------
Peter P. Bassermann ..........   1998         $275,000      $260,990                --          100,000            --
 President, Chief Executive      1997           55,000            --                --          150,000            --
 Officer and Director (1)
Lewis D. Bakes ...............   1998          275,000       262,354                --          170,000            --
 Chairman of the Board           1997          150,000            --                --               --
 and Director (2)                1996          376,647        87,083                --               --            --
Peter L. Masanotti ...........   1998          250,000       251,823                --           75,000            --
 Executive Vice President,       1997          133,250            --                --           84,000            --
 General Counsel, Acting Chief   1996           51,442            --        $  629,117(3)        21,000            --
 Financial Officer, Secretary
 and Director
Paul K. Kothari ..............   1998          205,673       200,000                --           25,000            --
 Chief Financial Officer (4)     1997               --            --                --          112,500            --
Susan L. Yezzi ...............   1998          221,105       125,000                --           25,000            --
 Chief Operating Officer (5)     1997               --            --                --           75,000            --

----------------
(1) Mr. Bassermann began serving as Chief Executive Officer in September 1997.
(2) Mr. Bakes resigned as Executive Vice President, Chief Operating Officer and Secretary effective February 16, 1999.

(3) Represents 42,652 shares of restricted stock which were valued at $629,117 as of December 31, 1998. To the extent dividends are paid on shares of Common Stock, dividends will be paid on all shares of restricted stock.
(4) Mr. Kothari joined the Corporation in December 1997 and resigned as Chief Financial Officer effective February 16, 1999.
(5) Ms. Yezzi joined the Corporation in December 1997.

 Option Grants Table

     The following table sets forth certain information concerning grants of stock options made during fiscal 1998 to each of the Named Executive Officers:


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                      Individual Grants
                                -------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                    Number of       Percentage of                                     Annual Rates of Stock
                                   Securities       Total Options     Exercise                       Price Appreciation for
                                   Underlying        Granted to       Price Per                          Option Term (2)
                                     Options         Employees in       Share      Expiration   --------------------------------
Name                               Granted (#)       Fiscal Year       ($/Sh)       Date (1)        5% ($)         10% ($)
-----------------------------   ----------------   ---------------   ----------   -----------   -------------   -------------
Peter P. Bassermann .........        100,000(3)           9.7%        $  26.75     04/13/08      $1,682,293      $4,263,261
Lewis D. Bakes ..............        170,000(3)          16.5%           26.75     04/13/08       2,859,898       7,247,544
Peter L. Masanotti ..........         75,000(3)           7.3%           26.75     04/13/08       1,261,720       3,197,445
Paul K. Kothari .............         25,000(3)           2.4%           26.75     04/13/08         420,573       1,065,815
Susan L. Yezzi ..............         25,000(3)           2.4%           26.75     04/13/08         420,573       1,065,815

----------------
(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted.

(2) The amounts shown in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment, and the date on which the options are exercised.

(3) Options become exercisable in four equal annual installments beginning on April 13, 1999.

 Aggregated Option Exercises and Year-End Option Table

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended December 31, 1998 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1998:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES



                                                                     Number of Shares         Value of Unexercised
                                                                   Underlying Option at       in the Money Options
                                                                    Fiscal Year-End (#)     at Fiscal Year-End($)(1)
                                                                  ----------------------   -------------------------
                                    Shares
                                  Acquired on         Value            Exercisable/               Exercisable/
Name                             Exercise (#)     Realized ($)         Unexercisable             Unexercisable
-----------------------------   --------------   --------------   ----------------------   -------------------------
Peter P. Bassermann .........        --               --             46,875/203,125                   0/0
Lewis D. Bakes ..............        --               --                0/170,000                     0/0
Peter L. Masanotti ..........       5,500        $38,750             55,000/115,500        $246,625/$145,125
Paul K. Kothari .............        --               --             28,125/109,375                   0/0
Susan L. Yezzi ..............        --               --              18,750/81,250                   0/0

----------------
(1) Based on the difference between each option exercise price and the fair market value of the Common Stock as of December 31, 1998 ($14.75 per share, as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the options.

 Report of the Board of Directors on Executive Compensation
     The Corporation's Compensation Committee, which was comprised of Messrs. Bell and Saft for the entire fiscal year and Messrs. Jacob and Krueger since June of 1998, was responsible for establishing compensation for 1998 with respect to the Corporation's executive officers, including the Chief Executive Officer. The Compensation Committee sought to achieve two primary goals in connection with the Corporation's executive compensation programs and decisions regarding individual compensation. First, the Board of Directors structured executive compensation programs in a manner that it believed would enable the Corporation to attract and retain key executives. In order to ensure continuity of certain key members of management, the Board of Directors has approved multi-year employment contracts for executive officers. Second, the Corporation's executive compensation programs are intended to provide executives with an equity interest in the Corporation so as to link a portion of the compensation of the Corporation's executives with the performance of the Corporation's Common Stock.

     The compensation programs for the Corporation's executives established by the Compensation Committee consist of a base salary, an annual cash bonus and/or stock-based equity incentive awards.

     In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitored salaries at other companies, particularly those that are in the same industry as the Corporation or related industries, considered historic salary levels of the individual and the nature of the individual's responsibilities and compared the individual's base salary with those of other executives at the Corporation. To the extent determined to be appropriate, the Board of Directors also considered the Corporation's financial performance and the individual's performance.

     In establishing bonuses for the executive officers, including the Chief Executive Officer, the Compensation Committee considered a combination of individual and corporate performance during the past year.

     A number of the executive officers hold a substantial security interest in the Corporation. For those executive officers who do not hold such an interest, the Compensation Committee has used stock options as a significant element of the compensation package. It is not currently the policy of the Compensation Committee to grant stock options to executives annually, and the timing of grants to executives, if any, will depend upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Compensation Committee deems relevant. When granting stock options, it has generally been the policy of the Board of Directors to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Corporation has limited the number of shares subject to stock options which may be granted to Corporation employees under the 1998 Stock Incentive Plan in a manner that complies with the performance-based requirements of Section 162(m). It does not appear that the Section 162(m) limitation will have a significant impact on the Corporation in the near term. While the Committee does not currently intend to qualify its annual bonus awards as performance-based compensation, it will continue to monitor the impact of
Section 162(m) on the Corporation.

                                           COMPENSATION COMMITTEE
                                           Stuart L. Bell
                                           Samuel L. Jacob
                                           Harvey M. Krueger
                                           Stephen J. Saft

Compensation Committee Interlocks and Insider Participation
     The Corporation's Compensation Committee, was responsible for establishing compensation for 1998 with respect to the Corporation's executive officers, including the Chief Executive Officer. The current members of the Corporation's Compensation Committee are Messrs. Bell and Saft and Messrs. Jacob and Krueger, who joined the Committee in June of 1998. No executive officer of the Corporation has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Corporation.

Certain Transactions
     Since January 1, 1998, the Corporation has entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Corporation ("5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders:

     Mr. Jacob is the Managing Director of Bankers Trust Company, and head of BT Alex. Brown Incorporated which acted as co-lead manager of the Corporation's secondary offering of its equity securities in June of 1998.

     Mr. Krueger is the Vice Chairman of Lehman Brothers which acted as co-lead manager of the Corporation's secondary offering of its equity securities in June of 1998 and provides investment banking services to the corporation.

     The Corporation loaned Mr. Masanotti, a director and executive officer of the Corporation, and his wife $50,000 on December 19, 1996 and $110,000 on April 10, 1997. The loans were used for the payment of taxes, have an annual interest rate of 8.5% and are secured by a pledge in favor of the Corporation of Common Stock held by Mrs. Masanotti. As of March 1, 1999, $138,969 of indebtedness was outstanding.

     On December 31, 1996 and January 1, 1997, the Corporation loaned Mr. Juliano, an executive officer of the Corporation, an aggregate of $106,000, at an interest rate of 8.5% per annum pursuant to three promissory notes. Of the total amount, $40,000 was repaid in February 1997. Of the remaining $66,000 outstanding, $12,000 plus interest was forgiven and as of December 31, 1998, Mr. Juliano owed $53,426. The remaining loan is secured by a pledge in favor of the Corporation of 27,000 shares of restricted Common Stock held by Mr. Juliano.

     On December 1, 1997 the Corporation loaned Mr. Kevin Pitz, who became an executive officer in February of 1999, $100,000 at an interest rate of 6% per annum with interest payable monthly commencing January 1, 1998. As of December 31, 1998, $100,000 was outstanding.

     On January 3, 1998 the Corporation made personal loans to each of Messrs. Bakes, Bassermann and Masanotti, each a director and executive officer of the Corporation, for $137,500, $125,000 and $125,000, respectively. In May 1998, the amounts were repaid in full.

     For a description of employment agreements between the Corporation and Named Executive Officers, see "Compensation of Executive Officers--Employment Agreements" above. For a description of stock options granted to certain directors of the Corporation, see "Director Compensation" above.

Stock Performance Graph
     The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation between October 24, 1996 (the date the Corporation's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) the Standard & Poor's 500 Index (the "S&P 500 Index") and (ii) the Standard and Poor's Computers Index (Software and Services) (the "S&P Computers Index"), over the same period. This graph assumes the investment of $100.00 on October 24, 1996 in the Corporation's Common Stock, the S&P 500 Index and the S&P Computers Index, and assumes any dividends are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           Among International Telecommunication Data Systems, Inc.,
                 The S&P 500 Index and the S&P Computers Index

                                  [Line Chart]

   *$100 INVESTED ON 10/24/96 IN STOCK OR ON 9/30/96 IN THE INDICES--INCLUDING
    REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDED DECEMBER 31.



                     [Tabular representation of Line Chart]

                                       Oct. 24, 1996   Dec. 31, 1996   Dec. 31, 1997   Dec. 31, 1998
                                      --------------- --------------- --------------- --------------
INTERNATIONAL TELECOMMUNICATION DATA
 SYSTEMS, INC.                              $100            $152            $200           $138
S&P 500 INDEX                               $100            $108            $144           $186
S&P COMPUTERS INDEX                         $100            $111            $155           $281

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Corporation's independent auditors for the current fiscal year. Ernst & Young LLP served as the Corporation's independent auditors for the year ended December 31, 1998. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

Matters to be Considered at the Meeting
     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Solicitation of Proxies
     The Corporation will bear the costs of soliciting proxies. In addition to solicitations by mail, the Corporation's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Corporation will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Corporation will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2000 Annual Meeting
     Any proposal that a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Corporation at its offices, 225 High Ridge Road, Stamford, Connecticut 06905, no later than December 14, 1999 in order to be considered for inclusion in the proxy statement relating to that meeting.

     Pursuant to the Corporation's by-laws, the Corporation must be given advance notice of stockholder nominations for election to the Corporation's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than stockholder matters included in the Corporation's proxy statement). The required notice must be (i) made in writing, (ii) delivered to or mailed and received by the Secretary of the Corporation at the principal offices of the Corporation, and, if relating to a nomination of directors, by first class United States mail, postage prepaid, and (iii) received not less than 60 days nor more than 90 days prior to the Annual Meeting, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such notice must be received by the Corporation not later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely on its review of copies of reports filed by the Corporation's directors and executive officers and persons beneficially owning more than 10% of the Corporation's Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from certain Reporting Persons, the Corporation believes that, except as disclosed below, during 1998 all filings required to be made by its Reporting Persons were timely made. Messrs. Krueger and Jacob, who became directors on June 16, 1998, filed late Forms 3 and Mr. Masanotti filed a late Form 4 for one transaction in September of 1998.

                         By Order of the Board of Directors,

                         Peter L. Masanotti, Secretary

     April 12, 1999

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY                                                                    PROXY

              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS--May 19, 1999

     The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Peter P. Bassermann, Stuart L. Bell and John H. Chory, Esq., and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of International Telecommunication Data Systems, Inc. (the "Company") to be held on Wednesday, May 19, 1999, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

A [X] Please mark your votes as in this example.

           WITHHOLD
FOR        AUTHORITY        Nominees: Samuel L. Jacob
[ ]           [ ]                     Peter L. Masanotti

1. To elect
  Class III
  Directors

(INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided below.)


----------------------------------------

                                                                  FOR   AGAINST   ABSTAIN
2. To ratify the selection of Ernst & Young LLP as the Company's
 independent auditors for the current fiscal year                 [ ]     [ ]       [ ]

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.
     This proxy is solicited on behalf of the Board of Directors of the Company.
     Neither of the matters to be voted upon is conditioned on or related to the approval of the other. Both are proposed by the Company.

Signature(s): ----------------------  Signature(s): ----------------------


Dated: ----------------


NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.